Exhibit 99.1

STERIS Announces Plans for President and CEO Transition and Retirement.

MENTOR, Ohio, September 11, 2006 - STERIS Corporation (NYSE: STE) today announced that Les C. Vinney, President and Chief Executive Officer since 2000, will step down from those roles and as a member of the Board of Directors by June 1, 2007. After appointment of a successor, Mr. Vinney will continue to support the Company as special advisor until his retirement in 2009. STERIS announced this mutually agreed transition process to allow a smooth transfer of Mr. Vinney’s responsibilities and will begin an immediate search for a new president and CEO. This transition is consistent with Mr. Vinney’s desire to eventually have more time to pursue other goals and interests at this stage of his career, and the Company’s development and direction.

John P. Wareham, Chairman of the STERIS Board of Directors, noted that, “Under Les’ leadership, many organizational and operational improvements have been made and new businesses and markets have been opened, which have positioned the Company to take advantage of the many opportunities that exist for STERIS. We are very appreciative of Les’ many contributions at STERIS and his continued willingness to support the Company’s objectives, and we wish him every future success and happiness.”

The Board has formed a search committee to implement the search process for a successor. Additionally, a transition committee appointed by the Board and led by Mr. Wareham will work with Mr. Vinney during the transition process to facilitate a smooth transfer of responsibilities. Mr. Wareham further commented: “We expect our succession plan process will support STERIS’s continuing efforts to build on its remarkable past and achieve even greater successes in the future.”

Mr. Vinney commented that “It has been my distinct pleasure to serve STERIS in various leadership roles during a period that has positioned the Company as a $1.2 billion global leader in the rapidly developing areas of infection control, decontamination and health sciences. I am proud of the many accomplishments achieved and the shareholder value created by my 5,000 STERIS colleagues over the past seven years. The Company is now well positioned for a new leader to take it to new heights.”

Mr. Vinney joined STERIS in August 1999 as Senior Vice President and Chief Financial Officer, and was elected Senior Vice President-Finance and Operations in October 1999. He was named President and Chief Operating Officer in March 2000, and President and Chief Executive Officer in July 2000. Prior to joining STERIS, Mr. Vinney served as Senior Vice President and Chief Financial Officer of the BF Goodrich Company.

In addition to serving on the STERIS board of directors, Vinney is a member of the boards of Campbell Soup Company, The Federal Reserve Bank of Cleveland, University Hospitals Health System, the Greater Cleveland Partnership, and the Advanced Medical Technology Association (AdvaMed). Vinney also serves as Chairman of NorTech (Northeast Ohio Technology Coalition) and Vice-Chairman of Team NEO, organizations promoting economic and technology development in Northeast Ohio.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovation infection prevention, decontamination and health science technologies, products and services. The Company’s more than 5,000 dedicated employees around the world work together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government customers. The Company is listed on the New York Stock Exchange under the symbol of STE. For more information, visit www.steris.com.

This news release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded “forward- looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “confidence,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, and changes in government regulations or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, regulations, certifications or other requirements or standards may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, results, or value, (d) the potential of international unrest or effects of fluctuations in currencies, tax assessments or rates, raw material costs, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, (f) the possibility that anticipated timing or transition may not be achieved, and (g) the Company’s ability to identify, select, hire, and transition to a new president and CEO.